Item 30. Exhibit (n) ii. c.

POWER OF ATTORNEY: VARIABLE INSURANCE PRODUCT FILINGS

The Undersigned, Gregory Giardiello, Senior Vice President and Corporate Controller of both C.M. Life Insurance Company (“C.M. Life”) and MML Bay State Life Insurance Company (“MML Bay State”), appoints Michael J. O’Connor, General Counsel of C.M. Life and MML Bay State, and all persons succeeding him in the capacity of General Counsel, Jaime Genua, Senior Vice President of C.M. Life and MML Bay State, and Gary F. Murtagh, Vice President of C.M. Life and MML Bay State (collectively referred to hereafter as “Attorneys”), as the Undersigned’s true and lawful attorneys and agents, each with full power to act individually.

This Power of Attorney authorizes each such Attorney to sign the Undersigned’s name, solely in his capacity as Corporate Controller, to any registration statements, amendments thereto, reports, or documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, (collectively, the “Acts”), relating to the C.M. Life and MML Bay State separate accounts and variable insurance product registration statements listed below:

Separate Account Name	Registration Statement Numbers
C.M. Life Variable Life Separate Account I	333-274306, 333-259818, 333-49457, 333-88493, 333-41667, 033-91072, 811-09020
C.M. Multi Account A	033-61679, 333-80991, 333-95845, 811-08698
Panorama Plus Separate Account	033-45122, 811-06530
MML Bay State Variable Life Separate Account I	033-82060, 033-19605, 002-78828, 811-03542
MML Bay State Variable Annuity Separate Account 1	033-76920, 811-08450

Such Attorneys shall have full authority to take any action and execute all instruments they deem necessary or advisable to enable C.M. Life and MML Bay State to comply with the Acts and any rule, regulation, order or other requirement of the Securities and Exchange Commission.

This Power of Attorney hereby revokes any powers of attorney previously given by the Undersigned relating to the C.M. Life and MML Bay State separate accounts listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.

The Undersigned has set his hand this 12th day of August, 2025, in the City of Boston, Commonwealth of Massachusetts.

/s/ Gregory Giardiello
Gregory Giardiello, Senior Vice President and Corporate Controller